UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in December 2016, in connection with the extension of the term of the Services Agreement, the Compensation Committee and the independent members of Intrexon Corporation’s (“Intrexon”) Board of Directors (the “Board”) approved the continuation of Randal J. Kirk’s compensation arrangement through March 31, 2017, pursuant to which he receives as compensation a payment of $200,000 per month in fully-vested shares of Intrexon Common Stock pursuant to the terms of a Restricted Stock Unit Agreement, effective as of January 1, 2017, by and between Intrexon and Mr. Kirk (the “RSU Agreement”). The RSU Agreement had a term of three months and expires on March 31, 2017.

In connection with the expiration of the RSU Agreement, effective as of April 1, 2017, the Compensation Committee and the independent members of the Board approved the continuation of Mr. Kirk’s compensation arrangement for an additional twelve months until March 31, 2018. Under this arrangement, Mr. Kirk will receive as compensation a payment of $200,000 per month, which payment will be made in fully-vested shares of Intrexon Common Stock. The shares of Common Stock will be valued based on the last trading day of the applicable month and will be issued pursuant to the terms of a new Restricted Stock Unit Agreement (the “New RSU Agreement”), effective as of April 1, 2017, under the Intrexon 2013 Omnibus Incentive Plan, as amended. The terms of the New RSU Agreement are substantially similar to the RSU Agreement except that it has a term of twelve months and expires on March 31, 2018.

The foregoing description of the New RSU Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the New RSU Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Intrexon Corporation 2013 Amended and Restated Omnibus Incentive Plan, as amended, Restricted Stock Unit Agreement, by and between Intrexon Corporation and Randal J. Kirk, effective as of April 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Intrexon Corporation 2013 Amended and Restated Omnibus Incentive Plan, as amended, Restricted Stock Unit Agreement, by and between Intrexon Corporation and Randal J. Kirk, effective as of April 1, 2017